EXHIBIT 4.2

THESE SECURITIES (INCLUDING ANY UNDERLYING SECURITIES) HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT OR AN OPINION OF COUNSEL OR OTHER EVIDENCE REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION SHALL NO LONGER BE REQUIRED.

THIS DEBENTURE IS SUBORDINATED TO THE ISSUER'S PRESENT OR FUTURE SENIOR DEBT, AS DEFINED AND SET FORTH IN THE SECURITIES PURCHASE AGREEMENT DATED JUNE 11, 2001 AMONG DIMENSIONAL PARTNERS, L.P., DIMENSIONAL PARTNERS, LTD. AND THE ISSUER, AND THE SUBORDINATION AGREEMENT ATTACHED THERETO.

                8 1/2% SUBORDINATED SECURED CONVERTIBLE DEBENTURE
                                DUE JUNE 11, 2004


$__________                                                      JUNE 11, 2001


            1. CONSIDERATION. For value received, FLOUR CITY INTERNATIONAL, INC., a Nevada corporation (the "undersigned" or the "Company"), hereby promises to pay to the order of _______________, a _________ ___________, at its offices located at _________________________ or at such other place as the holder hereof (the "holder" or the "Registered Holder") shall designate to the undersigned in writing, in lawful money of the United States of America, the principal amount of ____________________ Dollars, and to pay interest (computed on the basis of a 360-day year and the actual number of days elapsed) on the unpaid principal amount hereof at the rate of eight and one-half percent (8 1/2%) per annum. The undersigned promises to pay the said principal sum and interest in accordance with the terms of this Debenture.

            2. PAYMENT. Until this Debenture is completely retired, the undersigned shall make payments of accrued interest on this Debenture on the first day of August, November, February and May in each year (commencing with August 1, 2001), computed at the rate of eight and one-half percent (8 1/2%) per annum on the unpaid principal balance of this Debenture for the period from the date of this Debenture until the date of such interest payment. If this Debenture or any installment hereof becomes due and payable on a Saturday, Sunday or public holiday under the laws of the State of New York, the due date hereof shall be extended to the next succeeding business day. All payments received by the holder shall be applied first to the payment of all accrued interest payable hereunder. On June 11, 2004 (the "Maturity Date"), the undersigned shall pay the holder all unpaid principal and interest on this Debenture.

      Principal and interest shall be payable at the most recent address as the Registered Holder shall have designated to the Company in writing. No payment of the principal of the Debenture may be made prior to the Maturity Date by the Company without the consent of the Registered Holder, except as otherwise provided herein. Interest on the indebtedness (including accrued but unpaid interest) evidenced by this Debenture after default or maturity, accelerated or otherwise, shall be due and payable at the rate of ten and one-half percent (10 1/2%) per annum, subject to the limitations of applicable law.

            3. SUBORDINATION. Holder agrees that the payment of principal, interest and all other charges with respect to the Debenture is expressly subordinated in right of payment to the prior payment in cash and satisfaction in full of all Senior Debt (as defined below) on the terms and subject to the conditions set forth in the form of Subordination Agreement attached hereto as Exhibit A ("Subordination Agreement"). As used herein, "Senior Debt" and "Trade Debt" shall have the meaning attributed to such terms in the Subordination Agreement. Purchasers shall execute Subordination Agreements from time to time with any and all holders of Senior Debt as requested by the Company; provided that the execution of such agreements shall not be required to effect the subordination of the indebtedness represented by the Debenture to any Senior Debt on the terms set forth in the Subordination Agreement, if identified as such by the Company to the Purchasers, such holders being intended beneficiaries of this Agreement. The Debentures shall be senior to all other classes of equity of the Company and shall rank PARI PASSU with or senior to Trade Debt of the Company incurred in the ordinary course of business and all other indebtedness of the Company other than Senior Debt.

            4. SECURITY AGREEMENT. This Debenture is secured by the Guaranty of even date herewith by Flour City Architectural Metals, Inc. (the "Domestic Operating Sub") in favor of the holders of this Debenture, in the form attached as Exhibit B (the "Guaranty"), the Junior Security Agreement of even date herewith between the Company and the holders, in the form attached as Exhibit C (the "Company Security Agreement"), and the Junior Security Agreement of even date herewith between the Domestic Operating Sub and the holders, in the form attached as Exhibit D (the "Subsidiary Security Agreement, and, together with the Guaranty and the Company Security Agreement, the "Security Agreements"). Reference is hereby made to the Security Agreements for a description of the nature and extent of the security for this Debenture and the rights with respect to such security of the holder of this Debenture.

            5. ISSUANCE OF DEBENTURES. This Debenture has been issued by the Company pursuant to the authorization of the Board of Directors of the Company (the "Board") and issued pursuant to a Securities Purchase Agreement, dated as of June 11, 2001, by and between the Company and the Purchasers identified therein (the "Securities Purchase Agreement"). Pursuant to the Securities Purchase Agreement, the Company issued an aggregate of $2,500,000 principal amount of the Debentures and warrants (the "Warrants") to purchase an initial aggregate number of 389,916 shares (as such number may be adjusted pursuant to the terms of the Warrants) of the Company's Common Stock, par value $.0001 per share (the "Common Stock"). The Securities Purchase
Agreement contains certain additional terms that are binding upon the Company and each Registered Holder of the Debentures. A copy of the Securities Purchase Agreement may be obtained by any registered holder of the Debentures from the Company upon written request. Capitalized terms used but not defined herein shall have the meanings set forth in the Securities Purchase
Agreement. The Debentures, together with any debentures from time to time issued in replacement thereof, whether pursuant to transfer and assignment, partial conversion thereof or otherwise, are collectively referred to herein as the "Debentures."

            6.    CONVERSION.

                  (a) Subject to and in compliance with the provisions hereof, the holder shall have the right to convert all or a portion (which portion shall be, subject to Section 6(i) hereof, no less than $500,000 in principal amount) of the outstanding principal amount of this Debenture, together with any accrued but unpaid interest thereon (which accrued but unpaid interest shall be considered capitalized for these purposes), into such number of shares of Common Stock (the shares of Common Stock issuable upon conversion of this Debenture are hereinafter referred to as the "Conversion Shares") as shall equal the quotient obtained by dividing (x) the principal amount (including any capitalized interest) of this Debenture to be converted by (y) the Applicable Conversion Price (as hereinafter defined) and by surrender of this Debenture, such surrender to be made in the manner provided herein.

                  (b) For purposes hereof, the term "Applicable Conversion Price" shall mean $3.50, subject to adjustment as set forth herein.

                  (c) Subject to and in compliance with the provisions hereof, if, while this Debenture is outstanding, the closing price of the Company's Common Stock (as defined below) shall equal or exceed $10.00 per share for each day of any period of thirty (30) consecutive trading days, then the Company shall have the one-time option (the "Mandatory Conversion Option") for ten days after the end of such thirty-day period to convert up to 60% of the outstanding principal amount of this Debenture into such number of Conversion Shares as shall equal the quotient obtained by dividing (x) the principal amount of this Debenture to be converted by (y) the Applicable Conversion Price. The Company shall exercise the Mandatory Conversion Option by means of giving written notice to the Registered Holder of this Debenture and such Registered Holder shall promptly surrender possession of this Debenture upon receipt of such written notice and such conversion transaction shall be subject to the provisions concerning conversion contained herein and the other Primary Documents. Upon an exercise of the Mandatory Conversion Option, any accrued but unpaid interest with respect to the Debentures to be converted shall be paid by the Company simultaneously with such conversion.

            The "closing price of the Common Stock" on any trading day shall be (a) if the Common Stock is then listed or quoted on either the NASD Bulletin Board, the NASDAQ SmallCap Market or The Nasdaq Stock Market, the reported closing price for the Common Stock as reported by Bloomberg, L.P. ("Bloomberg") or The Wall Street Journal (the "Journal") on such day (or, if not so reported, as otherwise reported by The Nasdaq Small Cap Market), (b) if the Common Stock is listed on either the American Stock Exchange or New York Stock Exchange, the last reported sales price for the Common Stock on such exchange on such day as reported by Bloomberg or the Journal or (c) if no such prices are reported for the Common Stock by Bloomberg or the Journal, then the average of such prices of any market makers for such security as reported in the "pink sheets" by the National Quotation Bureau, Inc. "Trading day" shall mean any day on which the Company's Common Stock is traded for any period on the principal securities exchange or other securities market on which the Common Stock is then being traded.

                  (d) The Registered Holder shall exercise its right to convert this Debenture by faxing an executed and completed Notice of Conversion in the form attached hereto to the Company, and delivering within three (3) business days thereafter, the original Notice of Conversion (and the related original certificate representing this Debenture) to the Company by hand delivery or by express courier, duly endorsed. Each date on which a Notice of Conversion is faxed in accordance with the provisions hereof shall be deemed a "Conversion Date." The Company will transmit the certificates representing the Common Stock issuable upon conversion of this Debenture (together with the certificates representing any portion of this Debenture not so converted) to the Registered Holder via express courier as soon as practicable, but in all events no later than three (3) business days after the Conversion Date. Any conversion of the Debentures shall be deemed to have been made immediately prior to the close of business on the Conversion Date.

                  (e) If the entire outstanding principal amount of this Debenture is not converted, the Company shall also issue and deliver to such holder a new Debenture of like tenor in the principal amount equal to the principal which was not converted and dated the effective date of conversion. Each conversion shall be deemed to have been effected immediately prior to the close of business on the date on which a Notice of Conversion shall have been delivered as aforesaid, and the person or persons in whose name or names any certificate of certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares represented thereby at such time on such date.

                  (f) All shares of Common Stock delivered upon conversion of this Debenture will, upon delivery, be duly authorized, validly issued and fully paid and nonassessable.

                  (g) No fractional shares of Common Stock shall be issued upon conversion of this Debenture. Instead of any fractional share of Common Stock which would otherwise be deliverable upon the conversion of this Debenture, the Company shall pay to the holder an amount in cash (computed to the nearest cent) equal to the closing price of the Common Stock on the trading date immediately preceding the date of the conversion multiplied by the fraction of a share of Common Stock represented by such fractional interest.

                  (h) The issuance of certificates for shares of Common Stock upon any conversion of this Debenture shall be made without charge to the payee hereof for any tax or other expense in respect to the issuance of such certificates, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued only in the name of the registered holder of this Debenture.

                  (i) In no event shall the Holder be permitted to convert this Debenture for any shares of Common Stock in excess of the number of such shares, upon the conversion of which, the number of shares of Common Stock to be issued pursuant to the conversion of any portion of the Debentures, when added to the number of shares of Common Stock issued pursuant all prior conversions of any Debentures and any other issuances of Common Stock required to be aggregated with such shares in respect of the stockholder vote requirements set forth in Nasdaq National Market Rule 4310(c)(25), would equal or exceed twenty percent (20%) of the Common Stock or voting power outstanding on the date of issuance of the Debentures and the Warrants (adjusted for events of the type described in Sections 12(a), (b), (c) or (d) hereof) as determined pursuant to Nasdaq National Market rules (the "Cap Amount"). If the Holder is prohibited as a result of this provision from converting this Debenture into the total number of shares of Common Stock for which it could otherwise be converted, the Holder shall, notwithstanding any other provisions of this Debenture, be entitled to partially convert this Debenture into the maximum number of shares of Common Stock permissible in accordance with this provision, and this Debenture shall otherwise be unaffected. Such limitation shall not apply to conversions if, prior to such conversion the Company has obtained approval of the holders of a majority of the Company's outstanding Common Stock for the issuance of such shares of Common Stock in excess of the Cap Amount. The Company agrees to use its best efforts to authorize and obtain such stockholder approval for the issuance of the Common Stock issuable upon conversion of the Debentures and upon exercise of the Warrants, if and to the extent such vote may become required, by virtue of adjustments to the conversion price herein provided, in compliance with Nasdaq National Market rules as set forth above.

            7. REDEMPTION BY COMPANY. If, while this Debenture is outstanding, there shall occur a Change in Control of the Company (as defined below), then, at the sole option of the Registered Holder, the Company shall, on the effective date of and subject to the consummation of such Change in Control, redeem this Debenture for cash from the Registered Holder at a redemption price equal to 100% of the aggregate principal and accrued but unpaid interest outstanding under this Debenture. Nothing in this subsection shall limit the Registered Holder's right to convert this Debenture on or prior to such Change in Control. For purposes hereof, a "Change in Control" shall be deemed to have occurred if (A) any person or group (as defined for purposes of Regulation 13D of the Securities Exchange Act of 1934, as amended) (excluding persons who on the date hereof are beneficial owners of at least 35% of the shares of the Company's voting stock and affiliates of such persons) shall have become the beneficial owner or owners of more than 50% of the outstanding voting stock of the Company; (B) there shall have occurred a merger or consolidation in which the Company or an affiliate of the Company is not the survivor or in which holders of the Common Stock of the Company shall have become entitled to receive cash, securities of the Company other than voting Common Stock or securities of any other person; (C) at any time persons constituting the Existing Board of Directors (as defined below) cease for any reason whatsoever to constitute at least a majority of the members of the Board of Directors of the Company; or (D) there shall have occurred a sale of all or substantially all the assets of the Company. For purposes hereof, the term "Existing Board of Directors" shall mean the persons constituting the Board of Directors of the Company on the date hereof, together with each new director whose election, or nomination for election by the Company's stockholders is approved by a vote of the majority of the members of the Existing Board of Directors who are in office immediately prior to the election or nomination of such director.

            8.    COVENANTS.

                  (a) Subject to the other provisions of this Debenture, the Company at all times will, and will cause its subsidiaries to, maintain their corporate existence and right to carry on their business and will duly procure all necessary renewals and extensions thereof and use their best efforts to maintain, preserve and renew all of their rights, powers, privileges and franchises; PROVIDED, HOWEVER, that nothing herein contained shall be construed to prevent the Company from ceasing or omitting to exercise any rights, powers, privileges or franchises which, in the judgment of the Board, can no longer be profitably exercised, nor to prevent the consolidation, merger or liquidation of any subsidiary or subsidiaries of the Company with or into the Company.

                  (b) The Company will at no time during normal business hours close its stock transfer books against the transfer of any shares of Common Stock issued or issuable upon the conversion of the Debentures or the exercise of the Warrants in any manner which interferes with the timely conversion of such Debentures or the exercise of such Warrants except in compliance with the terms and conditions of the Debentures or applicable laws.

                  (c) As used in this Debenture, the term "Primary Documents" shall have the meaning set forth in the Securities Purchase Agreement. The Company will not, by amendment of its Articles of Incorporation or By-laws or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder or pursuant to any of the Primary Documents by the Company, and will at all times assist in good faith in the carrying out of all the provisions of this Debenture and the Primary Documents and in the taking of all such action as may be reasonably necessary in order to protect the conversion rights of the Registered Holders of the Debentures against impairment.

                  (d) In the event of any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, the Company shall mail to each Registered Holder of the Debentures, at least ten (10) days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

                  (e) The Company agrees, for so long as this Debenture shall remain outstanding, unless the Holder has expressly consented thereto in writing, neither the Company nor any direct or indirect consolidated subsidiary of the Company shall incur, create, assume, guarantee, secure or in any manner become liable in respect of any indebtedness for borrowed money other than: (i) Senior Debt (or indebtedness which would be Senior Debt (A) but for the Company's failure to designate such indebtedness as Senior Debt or (B) if the amount of indebtedness held by a holder of Senior Debt under clause (b) of Section 3 of this Debenture does not equal or exceed the minimum amount set forth in such clause (b)); (ii) Trade Debt; (iii) indebtedness which is subordinate to the Debenture or (iv) indebtedness not otherwise permitted but not exceeding $500,000 outstanding from time to time (other than debt convertible by its terms into equity or with respect to which or in connection with which the lender(s) or their affiliates received any equity or right to receive equity). Nothing in this section shall in any way limit the ability of the Company or its subsidiaries to incur create, assume, guarantee or become liable for, in the ordinary course of business, obligations incurred in connection with performance bonds, suretyships and the like.

            9. ASSUMPTION OF OBLIGATIONS. The Company hereby covenants and agrees that upon any consolidation or merger or upon the transfer of all or substantially all of the property or assets of the Company, the due and punctual payment of the principal and interest on all the Debentures according to their terms and the due and punctual performance and observance of all the terms, covenants and conditions of the Debentures and the Primary Documents to be kept and performed by the Company shall be expressly assumed by the corporation formed by such consolidation, or into which the Company shall have merged or by the purchaser of such property or assets, and such assumption shall be an express condition of such merger or consolidation agreement or agreement for the transfer of property or assets.

            10. EVENTS OF DEFAULT. In case one or more of the following events of default shall have occurred:

                  (a) default in the due and punctual payment of interest upon or principal of any of the Debentures as and when the same becomes due and payable either at maturity or otherwise (and such default with respect to the payment of interest continues for five (5) business days); or

                  (b) failure to deliver the Conversion Shares or Warrant Shares in the manner and at the time required by the Securities Purchase Agreement (if such default continues for five (5) business days after receipt of notice thereof); or

                  (c) failure of the Company to have authorized the number of shares of Common Stock issuable upon conversion of the Debentures or exercise of the Warrants and to register such shares as required in the Registration Rights Agreement (if such default continues for ten (10) business days after receipt of notice thereof); or

                  (d) failure on the part of the Company to duly observe or perform any of its other covenants or agreements contained in the Debentures or in the Primary Documents, or to cure any material breach in a material representation or covenant contained in the Primary Documents for a period of fifteen (15) days after the date on which written notice of such failure or breach requiring the same to be remedied has been given by a Registered Holder to the Company; or

                  (e) a decree or order by a court having jurisdiction has been entered adjudging the Company (or any Material Subsidiary) a bankrupt or insolvent, or approving a petition seeking reorganization of the Company (or any Material Subsidiary) under any applicable bankruptcy law and such decree or order has continued undischarged or unstayed for a period of forty-five
(45) days; or a decree or order of a court having jurisdiction for the appointment of a receiver or liquidator or trustee or assignee in bankruptcy or insolvency of the Company (or any Material Subsidiary) or of all or substantially all of its property, or for the winding-up or liquidation of its affairs, has been entered, and has remained in force undischarged or unstayed for a period of forty-five (45) days; or

                  (f) the Company (or any Material Subsidiary) institutes proceedings to be adjudicated a voluntary bankrupt, or consents to the filing of a bankruptcy proceeding against it, or files a petition or answer or consent seeking reorganization under applicable law, or consents to the filing of any such petition or to the appointment of a receiver or liquidator or trustee or assignee in bankruptcy or insolvency of it or of all or substantially all of its property, or makes an assignment for the benefit of creditors, or admits in writing its inability to pay its debts generally as they become due; or if the Company (or any Material Subsidiary) shall suffer any writ of attachment or execution or any similar process to be issued or levied against it or any significant part of its property which is not released, stayed, bonded or vacated within forty-five (45) days after its issue or levy; or if the Company (or any Material Subsidiary) takes corporate action in furtherance of any of the aforesaid purposes or conditions; or

                  (g) if any default shall occur under any indenture, mortgage, agreement, instrument or commitment evidencing or under which there is at the time outstanding any indebtedness of the Company (or a Material Subsidiary, as hereinafter defined), in excess of $500,000, and which results in such indebtedness, in an aggregate amount (with other defaulted indebtedness) in excess of $500,000 being declared due and payable prior to its due date and if such indenture or instrument so requires, the holder or holders thereof (or a trustee on their behalf) shall have declared such indebtedness due and payable; or

                  (h) if any default shall occur in the payment of principal on outstanding indebtedness of the Company (or a Material Subsidiary, as hereinafter defined) at maturity in an amount exceeding $500,000, if such default is not cured or waived within thirty (30) days; or

                  (i) if any of the Company or its subsidiaries shall default in the observance or performance of any material term or provision of a material agreement to which it is a party or by which it is bound, and such default is not waived or cured within the applicable grace period; or

                  (j) if a final judgment which, either alone or together with other outstanding final judgments against the Company and its subsidiaries, exceeds an aggregate of $500,000 shall be rendered against the Company (or any Material Subsidiary) and such judgment shall have continued undischarged or unstayed for forty-five (45) days after entry thereof;

      then, and in each and every such case, so long as such event of default has not been remedied and unless the principal of all the Debentures has already become due and payable, the holders of not less than fifty-one percent (51%) in principal amount of the Debentures then outstanding, by notice in writing to the Company, may declare the principal of all the Debentures then outstanding and the interest accrued thereof, if not already due and payable, to be due and payable immediately, and upon any such declaration the same shall become and shall be immediately due and payable, anything herein contained to the contrary notwithstanding.

      For purposes of this Section 10, "Material Subsidiary" means any subsidiary with respect to which the Company has directly or indirectly invested, loaned, advanced or guaranteed the obligations of, an aggregate amount exceeding fifteen percent (15%) of the Company's gross assets, or the Company's proportionate share of the assets or net income of which (based on the subsidiary's most recent financial statements) exceed fifteen percent (15%) of the Company's gross assets or net income, respectively, or the gross revenues of which exceed fifteen percent (15%) of the gross revenues of the Company based upon the most recent financial statements of such subsidiary and the Company.

            11. TRANSFERABILITY. This Debenture is transferable, in whole or in part, only in accordance with the terms hereof and the Securities Purchase Agreement. This Debenture and any shares of Common Stock issuable upon conversion of any portion of this Debenture (the "Debenture Shares") shall not be transferred, hypothecated or assigned before satisfaction of the conditions specified in this Section 11. The holder by accepting this Debenture and the Debenture Shares agrees that this Debenture and the Debenture Shares may not be assigned or otherwise transferred unless and until (i) the Company has received an opinion of counsel reasonably acceptable to the Company that such securities may be sold or transferred pursuant to an exemption from registration under the Securities Act or (ii) a registration statement relating to such securities has been filed by the Company and declared effective by the Securities and Exchange Commission.

      Prior to any transfer or attempted transfer of the Debenture or Debenture Shares, the holder shall give five (5) days' prior written notice (a "Transfer Notice") to the Company of holder's intention to effect such transfer, describing the manner and circumstances of the proposed Transfer, and obtain an opinion of counsel reasonably acceptable to the Company that the proposed transfer of the Debenture or Debenture Shares may be effected without registration under the Securities Act. After the Company's receipt of the Transfer Notice and opinion, such holder shall thereupon be entitled to transfer such Debenture or Debenture Shares, in accordance with the terms of the Transfer Notice. Each certificate, if any, evidencing the Debenture Shares issued upon such transfer and the Debenture issued upon such transfer shall bear the restrictive legends set forth on the face of the Debenture, unless in the opinion of counsel reasonably acceptable to the Company such legend is not required in order to ensure compliance with the Securities Act. In no event shall the Holder knowingly make a transfer of any of the Debenture or the Debenture Shares to a competitor of the Company in the business of the design, engineering, manufacturing and installation of custom curtainwall systems for the construction industry.

      Notwithstanding the foregoing provisions, the restrictions imposed by this Section 11 upon the transferability of the Debenture and the Debenture Shares and the legend requirements of Section 11 shall terminate as to any particular Debenture or Debenture Shares (i) when and so long as such security shall have been effectively registered under the Securities Act and disposed of pursuant thereto or (ii) when the Company shall have received an opinion of counsel reasonably acceptable to the Company that such Debenture or Debenture Shares may be transferred without registration thereof under the Securities Act.

            12.   STOCK SPLITS; DIVIDENDS; ADJUSTMENTS; REORGANIZATIONS.

                  (a) If the Company shall at any time or from time to time while the Debentures are outstanding fix a record date for the effectuation of a split or subdivision of the Common Stock, the Applicable Conversion Price in effect immediately before that subdivision shall be proportionately decreased as of the record date of such split or subdivision. Conversely, if the Company shall at any time or from time to time while the Debentures are outstanding combine the outstanding shares of Common Stock into a smaller number of shares, the Applicable Conversion Price in effect immediately before such combination shall be proportionately increased as of the record date of such combination. Any adjustment under this Section 12(a) shall become effective at the close of business on the date the subdivision or combination becomes effective.

                  (b) If the Company at any time or from time to time makes, or fixes a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in additional shares of Common Stock, in each such event the Applicable Conversion Price then in effect shall be decreased as of the time of such issuance or, in the event such record date is fixed, as of the close of business on such record date, by multiplying the Applicable Conversion Price then in effect by a fraction (x) the numerator of which is the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance on the close of business on such record date, and (y) the denominator of which is the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution; provided, however, that if such record date is fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Applicable Conversion Price shall be recomputed accordingly as of the close of business on such record date and thereafter the Applicable Conversion Price shall be adjusted pursuant to this Section 12(b) to reflect the actual payment of such dividend or distribution.

                  (c) If the Company at any time or from time to time while the Debentures are outstanding, the Common Stock issuable upon the conversion of the Debentures is changed into the same or a different number of shares of any class or classes of stock, whether by recapitalization, reclassification or otherwise (other than a subdivision or combination of shares or stock dividend or a reorganization, merger, consolidation or sale of assets provided for elsewhere in this Section 12), in any such event each holder of the Debentures shall have the right thereafter to convert such stock into the kind and amount of stock and other securities and property receivable upon such recapitalization, reclassification or other change by holders of the maximum number of shares of Common Stock into which such Debentures could have been converted immediately prior to such recapitalization, reclassification or change, all subject to further adjustments as provided herein or with respect to such other securities or property by the terms thereof.

                  (d) If at any time or from time to time while the Debentures are outstanding there is a capital reorganization of the Common Stock (other than a recapitalization, subdivision, combination, reclassification, exchange or substitution of shares provided for elsewhere in this Section 12), as a part of such capital reorganization, provision shall be made so that the holders of the Debentures shall thereafter be entitled to receive upon conversion of the Debentures the number of shares of stock or other securities or property of the Company to which a holder of the number of shares of Common Stock deliverable upon conversion would have been entitled on such capital reorganization, subject to adjustment in respect of such stock or securities by the terms thereof. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 12 with respect to the rights of the holders of the Debentures after the capital reorganization to the end that the provisions of this Section 12 (including adjustment of the Applicable Conversion Price then in effect and the number of shares issuable upon conversion of the Debentures) shall be applicable after that event and be as nearly equivalent as practicable.

                  (e) (i) If at any time or from time to time while the Debentures are outstanding the Company issues or sells, or is deemed by the express provisions of this subsection (i) to have issued or sold, Additional Shares of Common Stock (as hereinafter defined), other than as a dividend or other distribution on any class of stock as provided in Section 12(b) above, and other than a subdivision or combination of shares of Common Stock as provided in
Section 12(a) above, for an Effective Price (as hereinafter defined) less than the then effective Applicable Conversion Price, then and in each such case the Applicable Conversion Price shall be reduced, as of the opening of business on the date of such issue or sale, to a price determined by multiplying the Applicable Conversion Price existing immediately prior to such issuance by a fraction (i) the numerator of which shall be (A) the number of shares of Common Stock deemed outstanding (as defined below) immediately prior to such issue or sale, plus (B) the number of shares of Common Stock which the aggregate consideration received (as defined in subsection (e)(ii)) by the Company for the total number of Additional Shares of Common Stock so issued would purchase at the Applicable Conversion Price existing immediately prior to such issuance, and (ii) the denominator of which shall be the number of shares of Common Stock deemed outstanding (as defined below) immediately prior to such issue or sale plus the total number of Additional Shares of Common Stock so issued. For the purposes of the preceding sentence, the number of shares of Common Stock deemed to be outstanding as of a given date shall be the sum of (A) the number of shares of Common Stock actually outstanding, (B) the number of shares of Common Stock into which the then outstanding Debentures could be converted if fully converted on the day immediately preceding the given date, and (C) the number of shares of Common Stock which could be obtained through the exercise or conversion of all other rights, options and convertible securities on the date immediately preceding the given date.

                        (ii)  For  the   purpose  of  making  any
adjustment required under this Section 12(e), the consideration received by the Company for any issue or sale of securities shall (A) to the extent it consists of cash, be computed at the gross purchase price thereof, (B) to the extent it consists of property other than cash, be computed at the fair value of that property as determined in good faith by the Board of Directors, and
(C) if Additional Shares of Common Stock, Convertible Securities (as hereinafter defined) or rights or options to purchase either Additional Shares of Common Stock or Convertible Securities are issued or sold together with other stock or securities or other assets of the Company for a consideration which covers both, be computed as the portion of the consideration so received that may be reasonably determined in good faith by the Board of Directors to be allocable to such Additional Shares of Common Stock, Convertible Securities or rights or options.

                        (iii) For the purpose of the adjustment required under this Section 12(e), if the Company issues or sells any rights or options for the purchase of, or stock or other securities convertible into, Additional Shares of Common Stock (such convertible stock or securities being herein referred to as "Convertible Securities") and if the Effective Price of such Additional Shares of Common Stock is less than the Applicable Conversion Price, in each case the Company shall be deemed to have issued at the time of the issuance of such rights or options or Convertible Securities the maximum number of Additional Shares of Common Stock issuable upon exercise or conversion thereof (assuming the satisfaction of any conditions to exercisability, including without limitation, the passage of time, but without taking into account potential antidilution adjustments) and to have received as consideration for the issuance of such shares an amount equal to the total amount of the consideration, if any, received by the Company for the issuance of such rights or options or Convertible Securities, plus, in the case of such rights or options, the minimum amounts of consideration, if any, payable to the Company upon the exercise of such rights or options, plus, in the case of Convertible Securities, the minimum amounts of consideration, if any, payable to the

Company (other than the cancellation of liabilities or obligations evidenced by such Convertible Securities) upon the conversion thereof; provided that if in the case of Convertible Securities the minimum amounts of such consideration cannot be ascertained, but are a function of antidilution or similar protective clauses, the Company shall be deemed to have received the minimum amounts of consideration without reference to such clauses; provided further that if the minimum amount of consideration payable to the Company upon the exercise or conversion of rights, options or Convertible Securities is reduced over time or on the occurrence or nonoccurrence of specified events other than by reason of antidilution adjustments, the Effective Price shall be recalculated using the figure to which such minimum amount of consideration is reduced; provided further that if the minimum amount of consideration payable to the Company upon the exercise or conversion of such rights, options or Convertible Securities is subsequently increased, the Effective Price shall be again recalculated using the increased minimum amount of consideration payable to the Company upon the exercise or conversion of such rights, options or Convertible Securities. No further adjustment of the Applicable Conversion Price, as adjusted upon the issuance of such rights, options or Convertible Securities, shall be made as a result of the actual issuance of Additional Shares of Common Stock on the exercise of any such rights or options or the conversion of any such Convertible Securities. If any such rights or options or the conversion privilege represented by any such Convertible Securities shall expire without having been exercised, the Applicable Conversion Price, as adjusted upon the issuance of such rights, options or Convertible Securities shall be readjusted to the Applicable Conversion Price which would have been in effect had an adjustment been made on the basis that the only Additional Shares of Common Stock so issued were the Additional Shares of Common Stock, if any, actually issued or sold on the exercise of such rights or options or rights of conversion of such Convertible Securities, and such Additional Shares of Common Stock, if any, were issued or sold for the consideration actually received by the Company upon such exercise, plus the consideration, if any, actually received by the Company for the granting of all such rights or options, whether or not exercised, plus the consideration received for issuing or selling the Convertible Securities actually converted, plus the consideration, if any, actually received by the Company (other than by cancellation of liabilities or obligations evidenced by such Convertible Securities) on the conversion of such Convertible Securities, provided that such readjustment shall not apply to prior conversions of Debentures.

                        (iv) "Additional Shares of Common Stock" shall mean all shares of Common Stock issued by the Company or deemed to be issued pursuant to this Section 12(e), whether or not subsequently reacquired or retired by the Company other than: (1) shares of Common Stock issued upon conversion of the Debentures or exercise of the Warrants; (2) any shares of Common Stock issuable or issued pursuant to options after the issue date of the Debentures to employees, officers or directors of, or consultants or advisors to the Company or any subsidiary of the Company pursuant to any plan approved by the Board of Directors (provided that no more than 500,000 shares shall be issuable or issued pursuant to options at an exercise price of less than $3.50 per share (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like)); (3) shares of Common Stock issued pursuant to the exercise of options, warrants or convertible securities outstanding as of the issue date of the Debentures; (4) shares of Common Stock (or options, warrants, or other rights to purchase such Common Stock) issued or issuable to entities in connection with equipment leasing, bank financing or strategic alliance transactions (if such issuances are made in connection with transactions that do not have as a primary purpose equity financing) upon the express approval of the Board of Directors; provided, however, that all such issuances of Common Stock or such rights to acquire Common Stock issued or issuable under this clause (4) shall not exceed, on an aggregate basis, seven and one-half percent (7.5%) of the outstanding Common Stock at any time; and (5) shares of Common Stock issued in connection with acquisitions by the Company of equity and/or assets of other businesses or in connection with a merger of the Company with another entity (if such issuances are made in connection with transactions that do not have as a primary purpose equity financing). The "Effective Price" of Additional Shares of Common Stock shall mean the quotient determined by dividing the total number of Additional Shares of Common Stock issued or sold, or deemed to have been issued or sold by the Company under this Section 12(e), into the aggregate consideration received, or deemed to have been received by the Company for such issue under this Section 12(e), for such Additional Shares of Common Stock.

                  (f) (i) On or before February 15 of each of 2002, 2003 and 2004, the Company shall cause to be prepared by its accountants (in accordance with generally accepted accounting principles consistently applied) and delivered to the Registered Holders a certificate of the Company certified by its chief financial officer (the "Milestone Certificates") setting forth in reasonable detail and with supporting calculations the Company's earnings before interest, taxes, depreciation and amortization ("EBITDA") for the Company's fiscal years ended October 31, 2001, 2002 and 2003, respectively. The Registered Holders shall have the right, for a period of twenty (20) days after receipt of a Milestone Certificate, to review same and make objections thereto. In the event that the Registered Holders object to a Milestone Certificate, the Company and the Registered Holders shall attempt (and the Company shall direct its accountants) to amicably reach an agreement as to resolution of the dispute. The Company shall promptly supply the Registered Holders with such additional information and supporting materials as they may reasonably request in order to assess the Milestone Certificates ("Additional Information"). If the Registered Holders object to the original or a revised Milestone Certificate within 30 days following the later of (i) the initial objection with respect to same or (ii) the last date of receipt by the Registered Holders of Additional Information in fulfillment of the most recent request for same, the EBITDA for the fiscal year in question shall be determined by an independent firm of certified public accountants selected by the Registered Holders and reasonably acceptable to the Company (the "Independent Accountants"), whose determination shall be binding on the Company and the Registered Holders. The cost of such determination shall be borne by the Company if the determination of EBITDA by the Independent Accountants contains a discrepancy in favor of the Registered Holders from that of the Milestone Certificate or if the Independent Accountants determine that the information provided to the Registered Holders was inadequate to verify the EBITDA determination contained in the Milestone Certificate. In any other case, the Registered Holders who have objected to the Milestone Certificate shall bear the cost of such determination.

                        (ii) Notwithstanding any other provision herein, if the Company fails to achieve Minimum Performance (as defined below) with respect to any of fiscal years 2001, 2002 or 2003, then the Applicable Conversion Price shall be reduced to $2.50 (subject to adjustment for stock splits, combinations, dividends, recapitalizations and the like) as of the applicable Computation Date (as defined below). The Company shall be deemed to have achieved Minimum Performance (a) for fiscal year 2001 if its EBITDA in such fiscal year equals or exceeds $4,350,000, (b) for fiscal year 2002 if its EBITDA in such fiscal year equals or exceeds $6,250,000, and (c) for fiscal year 2003 if either (1) its EBITDA in fiscal year 2003 equals or exceeds $8,000,000 or (2) its aggregate EBITDA in fiscal year 2001, 2002 and 2003 equals or exceeds $18,600,000. The "Computation Date" shall mean February 15 of each of 2002, 2003 and 2004, as applicable.

                        The Minimum Performance goal for fiscal year 2001 as set forth above shall be subject to further adjustment if the number of Average Outstanding Shares (as defined below) at the end of fiscal year 2001 is greater than the Base Amount as such term is defined in Exhibit E attached hereto. If such an adjustment is required, then the fiscal year 2001 EBITDA performance goal shall be increased by the percentage by which the number of Average Outstanding Shares at February 15, 2002 exceeds the Base Amount.

                        The Minimum Performance goals for each of fiscal year 2002 and fiscal year 2003 as set forth above shall be subject to further adjustment if the number of Average Outstanding Shares at the end of each of fiscal year 2002 and 2003, as applicable, is greater than the Average Outstanding Shares for the preceding fiscal year (an "Adjustment Event"). If an Adjustment Event occurs, the EBITDA performance goals for fiscal year 2002 or 2003, as applicable, shall be increased by the percentage by which the number of Average Outstanding Shares at the end of the fiscal year 2002 or 2003, as applicable, exceeds the number of Average Outstanding Shares of the preceding fiscal year.

                        The  "Average   Outstanding  Shares"  shall  mean
all shares of capital stock of the Company calculated on weighted-average, fully-diluted basis in accordance with generally accepted accounting principles consistently applied, increased to reflect those shares of Common Stock specified on Exhibit E which have not been issued, exercised or fully vested as of the end of the applicable fiscal year for which the calculation is being performed (to the extent such shares are not included in the initial weighted-average, fully-diluted number calculated in accordance with generally accepted accounting principles consistently applied; for the avoidance of doubt, it being understood that no such shares shall be counted twice). In addition, in calculating the number of Average Outstanding Shares, any adjustment resulting from any stock split, stock combination, divided payable in shares of the Company's common stock or other such event shall be appropriately reflected in such calculation.

                  (g) In each case of an adjustment or readjustment of the Applicable Conversion Price, the Company, at its expense, shall compute such adjustment or readjustment in accordance with the provisions hereof and prepare a certificate showing such adjustment or readjustment, and shall mail such certificate, by first class mail, postage prepaid, to each Registered Holder at the holder's address as shown in the Company's books. The certificate shall set forth such adjustment or readjustment, showing in detail the facts upon which such adjustment or readjustment is based, including a statement of (1) the consideration received or deemed to be received by the Company for any Additional Shares of Common Stock issued or sold or deemed to have been issued or sold, (2) the Applicable Conversion Price then in effect, (3) the number of Additional Shares of Common Stock and
(4) the number of shares of Common Stock and the type and amount, if any, of other property which at the time would be received upon conversion of the Debentures.

                  (h) In the event of any taking by the Company of a record date of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, any security or right convertible or exchangeable into or entitling the holder thereof to receive additional shares of Common Stock, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, the Company, shall deliver to each holder of Debentures at least 10 days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution, security or right and the amount and character of such dividend, distribution, security or right.

                  (i) Without the consent of the holders of then outstanding Debentures, the Company shall not amend its Articles of Incorporation or participate in any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or take any other voluntary action, for the purpose of avoiding or seeking to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but shall at all times in good faith assist in carrying out all such action as may be reasonably necessary in order to protect the conversion rights of the holders of the Debentures against dilution or other impairment.

            13. REMEDIES CUMULATIVE. The rights, powers and remedies given to the payee under this Debenture shall be in addition to all rights, powers and remedies given to it by virtue of the Securities Purchase Agreement, any document or instrument executed in connection therewith, or any statute or rule of law.

            14. NON-WAIVER. Any forbearance, failure or delay by the payee in exercising any right, power or remedy under this Debenture, the Primary Documents, any documents or instruments executed in connection therewith or otherwise available to the payee shall not be deemed to be a waiver of such right, power or remedy, nor shall any single or partial exercise of any right, power or remedy preclude the further exercise thereof.

            15. MODIFICATIONS AND WAIVERS. No modification or waiver of any provision of this Debenture, the Primary Documents or any documents or instruments executed in connection therewith shall be effective unless it shall be in writing and signed by the payee, and any such modification or waiver shall apply only in the specific instance for which given.

            16. ATTORNEY'S FEES. If this Debenture shall not be paid when due and shall be placed by the Registered Holder hereof in the hands of an attorney for collection, through legal proceedings or otherwise, or if this Debenture shall not be converted into shares of Common Stock on the Conversion Date a (as defined in the Securities Purchase Agreement), and an action is brought by the Registered Holder with respect thereto, the Company shall pay attorney's fees to the Registered Holder hereof, together with reasonable costs and expenses of collection or enforcement incurred in connection with any such action.

            17. ENFORCEMENT; SPECIFIC PERFORMANCE. (a) In case any one or more Events of Default shall occur and be continuing, a Registered Holder of a Debenture then outstanding may proceed to protect and enforce the rights of such holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law.

                  (b) The Company expressly agrees that each Registered Holder may not have adequate remedies at law if the Company does not perform its obligations under this Debenture. Upon a breach of the terms or covenants of this Debenture by the Company, the Registered Holder shall, each in addition to all other remedies, be entitled to obtain injunctive relief, and an order for specific performance of the Company's obligations hereunder

            18. CHOICE OF LAW; JURISDICTION. This Debenture and the rights and obligations of the parties hereto shall be governed, construed and interpreted according to the internal laws of the State of New York. The parties hereby consent to the jurisdiction of the federal courts whose districts encompass any part of the City of New York or the state courts of the State of New York sitting in the City of New York in connection with any dispute arising under this Debenture, and hereby waive, to the maximum extent permitted by law, any objection, including any objections based on FORUM NON CONVENIENS, to the bringing of any such proceeding in such jurisdictions.

            19. PAYEE DEFINED. The term "payee" as used herein shall be deemed to include the payee and its successors, endorsees and assigns.

            20. WAIVER OF PRESENTMENT, ETC. The undersigned hereby waives presentment, demand for payment, protest, notice of protest and notice of non-payment hereof.

            21. HEADINGS. The headings contained in this Debenture are for reference purposes only and shall not affect the meaning of interpretation of this Debenture.

            IN WITNESS WHEREOF, the Company has caused this Debenture to be executed as of the date first written above.


                                    FLOUR CITY INTERNATIONAL, INC.



                                       By:
                                           ------------------------------------
                                           Name:
                                           Title: